UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2015

ATWOOD OCEANICS, INC.

(Exact Name of Registrant as Specified in Charter)

Texas

(State or Other Jurisdiction of Incorporation)

1-13167	74-1611874
(Commission file number)	(IRS Employer Identification No.)

15011 Katy Freeway, Suite 800

Houston, Texas, 77094

(Address of Principal Executive Offices)

(281) 749-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the 2015 Annual Meeting of Shareholders of Atwood Oceanics, Inc. (the “Company”) held on February 18, 2015 (the “Annual Meeting”), the shareholders voted on the following matters:

•	Election of eight director nominees;

•	Approval, by shareholder non-binding advisory vote, of the compensation of the Company’s named executive officers; and

•	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2015.

No other matters were presented for a vote at the Annual Meeting. As of the record date, December 19, 2014, there were 64,531,991 shares of common stock outstanding and entitled to vote at the Annual Meeting. The holders of a total of 57,823,421 shares of common stock were present in person or by proxy at the Annual Meeting. A quorum being present, the voting results for the matters above are as follows:

1.	Election of Directors.

Name	For	Withheld	Broker Non-Votes

Deborah A. Beck	52,610,432	605,653	4,607,336
George S. Dotson	52,523,503	692,582	4,607,336
Jack E. Golden	52,718,910	497,175	4,607,336
Hans Helmerich	52,540,910	675,175	4,607,336
Jeffrey A. Miller	52,717,462	498,623	4,607,336
James R. Montague	52,672,857	543,228	4,607,336
Robert J. Saltiel	52,725,040	491,045	4,607,336
Phil D. Wedemeyer	52,722,386	493,699	4,607,336

Each of the nominees was elected for a one year term.

2.	Approval of the Compensation of the Company’s Named Executive Officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
51,462,734	1,656,242	97,109	4,607,336

On an advisory basis, the Company’s executive compensation as set forth in the proxy statement was approved.

3.	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditors for Fiscal Year 2015.

FOR	AGAINST	ABSTAIN
57,075,588	601,166	146,667

The appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2015 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC.
(Registrant)

/s/ Walter A. Baker
Walter A. Baker
Senior Vice President, General Counsel and Corporate Secretary

Date: February 18, 2015